UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2008 (July 8, 2008)

Knight Energy Corp.

(Exact name of registrant as specified in its charter)

Maryland	000-52470	87-0583192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

909 Lake Carolyn Parkway, Suite 850, Irving, TX	75039
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (972) 401-1133

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

To the extent applicable, the information set forth in Item 2.01 of this Report is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 8, 2008 Charles Hill Drilling, Inc., a wholly-owned subsidiary of Knight Energy Corp., purchased two oil drilling rigs and related equipment (the “Rigs”) from Sequoia Fossil Fuels, Inc. for $1,500,000. The Rigs were purchased with proceeds from the recently-completed, previously reported, $2,500,000 debt financing through HD Special-Situations, LP.

A copy of the Agreement is attached hereto and incorporated by reference as Exhibit 10.1.

Item 7.01 Regulation FD Disclosure.

On July 10, 2008 the registrant issued a press release titled “Knight Energy Corp. Subsidiary Purchases Two Drilling Rigs” included herein as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing. The information in this Item 7.01 of Form 8-K does not constitute a determination of whether any information included herein is material.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits

10.1	Asset Purchase Agreement dated July 8, 2008.

99.1	Press Release titled “Knight Energy Corp. Subsidiary Purchases Two Drilling Rigs” issued July 10, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 10, 2008	Knight Energy Corp.

	By:	/s/ Bruce A. Hall
	Title:	Chief Financial Officer

Exhibit Index

10.1	Asset Purchase Agreement dated July 8, 2008.

99.1	Press Release titled “Knight Energy Corp. Subsidiary Purchases Two Drilling Rigs” issued July 10, 2008.